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Synthesis Energy Systems, Inc.
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SYNTHESIS ENERGY SYSTEMS, INC.
6330 West Loop South, Suite 300
Houston, Texas 77401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 20, 2007

You are cordially invited to attend the annual meeting of the stockholders of Synthesis Energy Systems, Inc., which will be held at 10:00 a.m. Central time on December 20, 2007, at our offices at 6330 West Loop South, Suite 300, Houston, Texas 77401, for the following purposes:

1. To elect six directors;

2. To consider and act on a proposal to amend the Amended and Restated 2005 Incentive Plan (the “Plan”) to (i) increase the number of shares available under the Plan from 6,000,000 to 8,000,000 shares and (ii) increase the term of stock options to be issued under the Plan from a maximum of five years to a maximum of ten years;

3. To ratify the selection of KPMG LLP to serve as our independent auditors for the year ended June 30, 2008; and

4. To consider and act on such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

If you were a stockholder at the close of business on November 9, 2007, you are entitled to notice of and to vote at the meeting. A stockholders’ list will be available at our offices, 6330 West Loop South, Suite 300, Houston, Texas 77401, for a period of ten days prior to the meeting or any adjournment or postponement of the meeting.

Your vote is important. Whether or not you expect to attend the meeting, please sign and date the enclosed proxy card and return it to us promptly. A stamped envelope has been provided for your convenience. The prompt return of proxies will ensure a quorum and save us the expense of further solicitation.

By Order of the Board of Directors,

-s- TIMOTHY E. VAIL

Timothy E. Vail
President and Chief Executive Officer

November 19, 2007

SYNTHESIS ENERGY SYSTEMS, INC.
6330 WEST LOOP SOUTH, SUITE 300
HOUSTON, TEXAS 77401

PROXY STATEMENT

Our Board of Directors (the “Board”) is soliciting proxies for the annual meeting of our stockholders (the “Annual Meeting”) to be held at our offices at 6330 West Loop South, Suite 300, Houston, Texas 77401, on December 20, 2007, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about November 19, 2007. Because many stockholders are unable to attend the meeting, the Board solicits proxies to ensure that each stockholder has an opportunity to vote on all matters scheduled to come before the meeting. Stockholders are urged to read carefully the material in this proxy statement.

QUESTIONS AND ANSWERS

Q:	Who can attend and vote at the meeting?

A:	You can attend and vote at the meeting if you were a stockholder at the close of business on the record date, November 9, 2007. On that date, there were 36,418,921 shares of common stock outstanding and entitled to vote at the meeting.

Q:	What am I voting on?

A:	You are voting on:

• The election of six directors;

• The approval of the amendment to the Amended and Restated 2005 Incentive Plan; and

• The ratification of KPMG LLP to serve as our independent auditors for the year ended June 30, 2008.

Q:	How do I cast my vote?

A:	If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the registered stockholder for those shares. As the registered stockholder, you have the right to vote those shares and we will send you the proxy materials and a proxy card.

Many stockholders hold their shares through a broker, bank, trustee or other nominee, rather than registered directly in their name. In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you by your broker, bank, trustee or other nominee, together with a voting instruction card. As the beneficial owner, you are entitled to direct the voting of your shares held in street name by your broker, bank, trustee or other nominee. Because a beneficial owner is not the registered stockholder, you may not vote those shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank, trustee or other nominee that holds your shares, giving you the right to vote the shares directly. Accordingly, to vote in person, you will need to contact your broker, bank, trustee or other nominee to obtain a legal proxy, and present the proxy at the meeting in order to receive a ballot to vote at the meeting.

We recommend that you vote your shares in advance of the meeting, using the voting methods described below.

Q:	What voting methods are available?

A:	We send proxy cards to all registered stockholders to enable them to vote their shares. Stockholders who submit a proxy card need not vote at the meeting. However, we will pass out written ballots to any registered stockholder or holder of a legal proxy who wishes to vote in person at the meeting.

Q:	Can I vote by telephone or via the Internet?

A:	We will only accept votes submitted by proxy card.

Q:	How will the proxy holders vote my shares?

A:	The proxy holders designated on the proxy card will vote your shares in accordance with the votes you submit by proxy card. If you sign and return your proxy card but do not indicate voting instructions on one or more of the matters listed, the proxy holders will vote your uninstructed shares for each of the Board’s nominees for election as a director, for the approval of the amendment to the Amended and Restated 2005 Incentive Plan and for the ratification of KMPG LLP to serve as our independent auditors for the year ended June 30, 2008. If you hold your shares through a broker and do not provide your broker with specific voting instructions, under the rules that govern brokers in such circumstances, your broker will have the discretion to vote such shares on routine matters, but not on non-routine matters. As a result:

• Your broker will have the authority to exercise discretion to vote your shares with respect to Proposal 1 (election of directors) and Proposal 3 (ratification of KPMG) because they involve matters that are considered routine.

• Your broker will not have the authority to exercise discretion to vote your shares with respect to Proposal 2 (approval of the amendment to the Amended and Restated 2005 Incentive Plan) because it involves a non-routine matter.

As the proposals to be acted upon at the Annual Meeting include both routine and non-routine matters, we anticipate that a broker will turn in a proxy card for uninstructed shares that votes “FOR” the election of directors and ratification of KPMG, but expressly states that the broker is NOT voting on the approval of the amendment to the Amended and Restated 2005 Incentive Plan. The broker’s instructions with respect to the approval of the amendment to the Amended and Restated 2005 Incentive Plan in this case are referred to as “broker non-votes.” In tabulating the voting result for any of the proposals, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Q:	How does the Board recommend I vote on the proposal?

A:	The Board recommends you vote “FOR” each of the nominees to the Board, “FOR” the approval of the amendment to the Amended and Restated 2005 Incentive Plan and “FOR” the ratification of KPMG LLP as our independent auditors for the year ended June 30, 2008.

Q:	Can I revoke my proxy?

A:	Yes. If you are a registered stockholder, you can revoke your proxy at any time before it is exercised by:

• submitting a properly signed proxy card with a more recent date;

• giving written notice of your revocation before the meeting to our Corporate Secretary, Carol Pearson, at our offices, 6330 West Loop South, Suite 300, Houston, Texas 77401; or

• attending the meeting and voting your shares in person.

If you are a beneficial owner, please refer to the voting instructions provided by your individual broker, bank, trustee or other nominee for their procedures for revoking or changing your vote.

Q:	Who will count the vote?

A:	One of our officers will act as the inspector of the election and will count the vote.

Q:	What is a “quorum?”

A:	A quorum is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock as of the record date. There must be a quorum for the meeting to be held. If you submit a valid proxy card or attend the meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes will be counted toward the quorum. “Broker non-votes” occur when nominees (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners before the meeting and do not have discretionary voting authority to vote those shares.

Q:	What vote is required to approve each item?

A:	Election of Directors. The six nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast by the stockholders, a plurality, will be elected as our directors. You may vote “FOR” all nominees, “AGAINST” all nominees or withhold your vote for any one or more of the nominees. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Proposed Amendment to Amended and Restated 2005 Incentive Plan. The affirmative vote of the holders of a majority of the shares of common stock, entitled to vote and represented at the Annual Meeting, in person or by proxy, is required to approve the amendment to the Amended and Restated 2005 Incentive Plan. For the adoption of the amendment to the Amended and Restated 2005 Incentive Plan, you may vote “FOR” or “AGAINST” or abstain from voting. Abstentions will have the same effect as a vote “AGAINST” the ratification of the amendment to the Amended and Restated 2005 Incentive Plan. Broker non-votes will have no effect on the approval of this proposal.

Ratification of KPMG LLP to serve as our independent auditors for the year ended June 30, 2008. The affirmative vote of the holders of a majority of the shares of common stock entitled to vote and represented at the Annual Meeting, in person or by proxy, is required to approve the ratification of the independent auditors for the year ended June 30, 2008. For the ratification of KPMG LLP to serve as our independent auditors for the year ended June 30, 2008, you may vote “FOR” or “AGAINST” or abstain from voting. Abstentions will have the same effect as a vote “AGAINST” the ratification of our independent auditors for the year ended June 30, 2008. Broker non-votes will have no effect on the approval of this proposal.

Q:	What shares are included on my proxy card?

A:	Your proxy card represents all shares registered to your account in the same social security number and address.

Q:	What does it mean if I get more than one proxy card?

A:	Your shares are probably registered in more than one account. You should vote each proxy card you receive. We encourage you to consolidate all your accounts by registering them in the same name, social security number and address. This can be accomplished by contacting your stock broker.

Q:	How many votes can I cast?

A:	On all matters you are entitled to one vote per share of common stock.

Q:	When are stockholder proposals due for the 2008 Annual Meeting of Stockholders?

A:	If you want to present a proposal from the floor at the 2008 Annual Meeting of Stockholders, you must give us written notice of your proposal no later than September 21, 2008 and no earlier than August 22, 2008 and follow the procedures specified in our Amended & Restated Bylaws (the “Bylaws”). If instead of presenting your proposal at the meeting you want your proposal to be considered for inclusion in next year’s proxy statement, you must submit the proposal in writing to the Secretary so that it is received by August 22, 2008. Your notice should be sent to the Secretary, Synthesis Energy Systems, Inc., 6330 West Loop South, Suite 300, Houston, Texas 77401. See “Other Information — Stockholder Proposal Information.”

Q:	Where can I find the voting results of the Annual Meeting?

A:	The preliminary voting results will be announced at the Annual Meeting. The final results will be published in our quarterly report on Form 10-Q for the quarter ended September 30, 2007.

A copy of the Annual Report, which includes the Form 10-KSB of Synthesis Energy Systems, Inc. for the fiscal year ended June 30, 2007, is being mailed with this proxy statement. You may receive an additional copy of the Form 10-KSB and other information at no charge upon request directed to: Suzanne McLeod, Manager, Investor Relations, Synthesis Energy Systems, Inc., 6330 West Loop South, Suite 300, Houston, Texas 77401.

Proposal 1

ELECTION OF DIRECTORS

At the Annual Meeting, six directors are to be elected. Each director is to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified. The persons designated as proxies on the accompanying proxy card intend, unless authority is withheld, to vote for the election of the nominees named below to the Board. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee as the Nominating and Governance Committee may recommend and the independent members of the Board may nominate, or the Board may be reduced accordingly. The Nominating and Governance Committee, which consists solely of directors that are independent within the meaning of Rule 4200 of the NASD, recommended the nomination of the six directors to the Board. Based on that recommendation, the Board nominated such directors for election at the Annual Meeting. The nominees have consented to be nominated and have expressed their intention to serve if elected. We have no reason to believe that any of the nominees will be unable to serve if elected to office and, to our knowledge, the nominees intend to serve the entire term for which election is sought. Only the nominees or substitute nominees designated by the Board will be eligible to stand for election as directors at the meeting. All nominees are currently directors. See “Other Information — Stockholder Proposal Information.”

Nominees

Certain information regarding the nominees is set forth below:

			Director
Name	Age	Position	Since

Lorenzo Lamadrid	56	Chairman of the Board	2005
Timothy Vail	45	President, Chief Executive Officer and Director	2005
Donald Bunnell	41	President, Chief Executive Officer — Asia Pacific and Director	2003
Michael Storey(1)	65	Director	2005
Denis Slavich(1)	67	Director	2005
Harry Rubin(1)	54	Director	2006

(1)	Member of the Compensation Committee, Nominating and Governance Committee and Audit Committee of the Board.

Lorenzo Lamadrid.  Mr. Lamadrid has been our Chairman since April of 2005. Mr. Lamadrid is Managing Director of Globe Development Group, LLC, a firm that specializes in the development of large scale energy, power generation, transportation and infrastructure projects in China and provides business advisory services and investments with a particular focus on China. Mr. Lamadrid is also a Director of Flow International Corporation. Mr. Lamadrid is a member of the International Advisory Board of Sirocco Aerospace, an international aircraft manufacturer and marketer. Mr. Lamadrid is also a Director and founding partner of the Fairchild Capital Group, a firm providing investment services to basic industries and infrastructure companies in China. He previously served as President and Chief Executive Officer of Arthur D. Little, a management and consulting company, as President of Western Resources International, Inc., and as Managing Director and founding partner of The Wing Group, a leading international electric power project-development company. Prior to that, he was corporate officer of General Electric (“GE”) serving as Vice President and General Manager with GE Aerospace and head of International Operations from 1986 to 1999. Mr. Lamadrid holds a dual bachelor’s degree in Chemical Engineering and Administrative Sciences from Yale University, a M.S. in Chemical Engineering from the Massachusetts Institute of Technology and an M.B.A. in Marketing and International Business from the Harvard Business School.

Timothy Vail.  Mr. Vail is our President and Chief Executive Officer and is also a Director. Mr. Vail joined us as a Director on September 20, 2005, and accepted the President and Chief Executive Officer position on May 30, 2006. Prior to joining us, beginning in 2002, Mr. Vail served as the Director of Commercialization for Fuel Cell Development for General Motors Corporation (“GM”). At GM, Mr. Vail’s duties included the development of GM’s Shanghai fuel cell office as well as coordination of engineering facilities in the U.S., Germany, Japan and China.

Prior to his position at GM, Mr. Vail was the Vice President of product development for The New Power Company, a start-up subsidiary of Enron Corporation, where he was responsible for the development of new products and services to be delivered to New Power’s customer bases. From 1995 until starting work for The New Power Company, Mr. Vail was a Vice President at Enron Energy Services. Mr. Vail was also a securities lawyer with Andrews Kurth, LLP from 1990 to 1993. Mr. Vail holds a J.D. from the University of Houston Law Center and a B.A. in Economics from The University of Texas at Austin.

Donald Bunnell.  Mr. Bunnell is our President and Chief Executive Officer — Asia Pacific, a Director and a co-founder of our company. From 2001 until the creation of our company, Mr. Bunnell was the Asia Business Development Vice President for BHP Billiton’s aluminum group. Between 1997 and 2001, Mr. Bunnell served in various capacities, including Vice President in charge of Enron China’s power group, and Country Manager, with the power development team of Enron Corporation. During this time, Mr. Bunnell spent three years leading the Enron/Messer/Texaco consortium for the Nanjing BASF Project. From 1995 to 1997, Mr. Bunnell was a manager with Coastal Power Corporation (now part of El Paso Corporation) in Beijing, where he was involved in development of gas turbine power plants and other power projects. Mr. Bunnell is an attorney licensed to practice in the United States and has practiced law in Hong Kong, advising clients on China investments, prior to entering the power business. Mr. Bunnell is fluent in Mandarin Chinese, has lived in China for over 11 years, and has 10 years of experience in the China power industry developing projects and managing joint ventures. Mr. Bunnell graduated from Miami University with a B.A. and from the William & Mary School of Law with a J.D.

Michael Storey.  Mr. Storey has served as one of our directors since November of 2005. From 2000 to 2004, he has served as President and CEO of Inmarsat Ventures, a global communications company. He resigned in March of 2004, but continues as an advisor. From 1993 to 1999, Mr. Storey ran several telecommunications businesses during European deregulation that became MCI Europe and is now Verizon Communications. In 1984, Mr. Storey established City Centre Communications, a business in the cable television and telecommunications industry. He grew his business and acquired several franchises before selling his interests in 1992 to Videotron and Bell Canada. He served as a Director and then Chairman of the Cable Communications Association from 1983 to 1990, representing all the investors in the U.K. cable industry. Starting in 1972, Mr. Storey served for 10 years as a Vice President and Partner of Booze Allen Hamilton International Management Consultants. Mr. Storey is a graduate of King’s Fund Administrative Staff College and has an M.B.A. from the University of Chicago. From 1958 to 1968, he worked in the healthcare industry, operating hospitals in the U.K., Middle East, and North America. He also holds two professional certifications: Professionally Qualified Hospital Administrator and Professionally Qualified Personnel Manager.

Denis Slavich.  Mr. Slavich has served as a director since November of 2005 and currently serves as the Chairman of our Audit Committee. Mr. Slavich has over 35 years of experience in large scale power generation development. He is currently an international consultant to a number of U.S. and China-based companies engaged in cross border transactions, as well as an advisor and board member for a number of additional firms. From 1998 to 2000 Mr. Slavich was the CFO and director of KMR Power Corporation and was responsible for the development of an international IPP company that developed projects in Columbia as well as other areas. Mr. Slavich also served as acting President for Kellogg Development Corporation, a division of M.W. Kellogg, during 1997. From 1991 to 1995, Mr. Slavich was also a Vice President of Marketing for Flour Daniel. From 1971 to 1991 Mr. Slavich served in various executive positions at Bechtel Corporation including Sr. VP, CFO, and director and Sr. VP and manager of the International Power Division. Mr. Slavich received his Ph.D. from Massachusetts Institute of Technology, M.B.A. from the University of Pittsburgh and his B.S. in Electrical Engineering from the University of California at Berkeley.

Harry Rubin.  Mr. Rubin has been a Director since August 5, 2006. Mr. Rubin is currently Chairman of Henmead Enterprises, in which capacity he advises various companies regarding strategy, acquisitions and divestitures. He currently serves as a Director of Image-Metrics Plc, and has held board positions at a number of private and public companies such as the A&E Network, RCA/Columbia Pictures Home Video and the Genisco Technology Corporation. He was a founding partner of the Boston Beer Company. In the 12 years prior to 2006, Mr. Rubin held various senior management roles in the computer software industry, including Senior Executive Vice President and Chief Operating Officer of Atari, and President of International Operations and Chief Financial Officer for GT Interactive Software. Mr. Rubin entered the computer software business in 1993 when he became Executive VP for GT Interactive Software as a start-up company, and played a leadership role in GT’s progression as the company went public in 1995 and became one of the largest industry players. Prior to 1993, he held various senior financial and general management positions at RCA, GE and NBC. He is a graduate of Stanford University and Harvard Business School, and resides in New York City.

Vote Required

The six nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast by the stockholders, a plurality, will be elected as our directors. If you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them how to vote on this proposal, your broker may have authority to vote your shares. You may vote “FOR” all nominees, “AGAINST” all nominees or withhold your vote for any one or more of the nominees. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Board Recommendation

The Board recommends a vote “FOR” each nominee to the Board.

Communicating with the Board

Stockholders who wish to communicate to the Board should do so in writing to the following address:

[Name of Director(s) or Board of Directors]
Synthesis Energy Systems, Inc.
Attn: Corporate Secretary
6330 West Loop South, Suite 300
Houston, Texas 77401

Our Corporate Secretary logs all such communications and forwards those not deemed frivolous, threatening or otherwise inappropriate to the Chair of the Nominating and Governance Committee for distribution.

Board Member Attendance at Annual Meeting of Stockholders

Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage directors to attend. Two directors attended the 2005 Annual Meeting of Stockholders and two directors attended the 2006 Annual Meeting of Stockholders.

Director Compensation and Board Committees

During the year ended June 30, 2007, the Board held twelve meetings. All directors attended at least 75 percent of the total meetings of the Board and the committees on which they serve. We believe that attendance at meetings of the Board is only one criterion for judging the contribution of individual directors and that all directors have made substantial and valuable contributions.

The Board has determined that the following members are independent within the meaning of Rule 4200 of the NASD: Michael Storey, Denis Slavich and Harry Rubin.

Director Compensation.  Directors do not receive any cash compensation for their service on the Board. Upon appointment to the Board, directors receive a one-time option to acquire 160,000 shares of common stock. They also receive a one-time option to acquire 40,000 shares of common stock if the serve as the chairperson of a committee of the Board. Additional options grants to directors are determined on an annual basis. In addition, Mr. Lamadrid has a consulting agreement with us for his service as Chairman of the Board which is described below under “Other Information — Summary Compensation for the Year Ended June 30, 2007 — Director Compensation.”

Audit Committee.  During the year ended June 30, 2007, the members of the Audit Committee were Michael Storey, Denis Slavich and Harry Rubin. The Board has determined that Denis Slavich is an audit committee financial expert under the rules of the Securities and Exchange Commission. Under Rule 4200 of the NASD, all of the members of the Audit Committee were and are independent. Lorenzo Lamadrid, the Chairman of the Board, served as a member of the Audit Committee until May 16, 2007. During his service on the Audit Committee, he was not considered independent under Rule 4200 of the NASD. The Audit Committee operates under a written charter adopted by the Board, a copy of which is attached as Annex A to this proxy statement. The Audit Committee met seven times during the year ended June 30, 2007.

The primary purpose of the Audit Committee is to assist the Board in overseeing (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence and (d) the performance of the Company’s internal auditors (or other personnel responsible for the internal audit function) and independent auditor.

Compensation Committee.  During the year ended June 30, 2007, the members of the Compensation Committee were Michael Storey, Denis Slavich and Harry Rubin. All of the members were and are independent within the meaning of Rule 4200 of the NASD. Lorenzo Lamadrid, the Chairman of the Board, served as a member of the Compensation Committee until May 16, 2007. During his service on the Compensation Committee, he was not considered independent under Rule 4200 of the NASD. The Compensation Committee operates under a written charter adopted by the Board. The Compensation Committee met four times during the year ended June 30, 2007.

The primary purpose of the Compensation Committee is to provide oversight on the broad range of matters surrounding the compensation of management, including recommending to the Board the compensation for the Company’s chief executive officer and approving the compensation and employee benefits for the Company’s other executive officers and employees. The Compensation Committee’s processes and procedures for determining executive compensation are described below in “Other Information — Compensation Committee Report.”

Nominating and Governance Committee.  During the year ended June 30, 2007, the members of the Nominating and Governance Committee were Michael Storey, Denis Slavich and Harry Rubin. All of the members of the Nominating and Governance Committee were and are independent within the meaning of Rule 4200 of the NASD. Lorenzo Lamadrid, the Chairman of the Board, served as a member of the Nominating and Governance Committee until May 16, 2007. During his service on the Nominating and Governance Committee, he was not considered independent under Rule 4200 of the NASD. The Nominating and Governance Committee operates under a written charter adopted by the Board. The Nominating and Governance Committee met four times during the year ended June 30, 2007.

The primary purpose of the Nominating and Governance Committee is to provide oversight on the broad range of matters surrounding the composition and operation of the Board. These matters include identifying individuals qualified to become Board members, recommending to the Board director nominees, and recommending to the Board a set of corporate governance principles applicable to the Company.

Director Nominations Process.  Nominating functions are handled by the Nominating and Governance Committee pursuant to its charter. This charter is available at the “Corporate Governance” section of our website at www.synthesisenergy.com.

Our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our annual meeting of stockholders. Historically, we have not had a formal policy concerning stockholder recommendation to the Nominating and Governance Committee (or its predecessors), other than the provisions contained in our Bylaws. To date, we have not received any recommendations from stockholders requesting that the Nominating and Governance Committee (or any predecessor) consider a candidate for inclusion among the Nominating and Governance Committee’s slate of nominees in our proxy statement, and therefore we believe that, other than the provisions contained in our Bylaws, no formal policy concerning stockholder recommendations is needed.

In evaluating director nominees, the Nominating and Governance Committee considers the following factors:

•	the appropriate size of the Board;

•	our needs with respect to the particular talents and experience of our directors;

•	the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with our business and industry;

•	experience with accounting rules and practices; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The goal of the Nominating and Governance Committee is to assemble a Board that brings us a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Governance Committee may also consider such other factors as it deems to be in the best interests of us and our stockholders. The Nominating and Governance Committee does, however, believe it appropriate that a majority of the members of the Board meet the definition of “independent director” under the rules of the NASDAQ. The Nominating and Governance Committee also believes it appropriate for certain key members of our management to participate as members of the Board.

The Nominating and Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Nominating and Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating and Governance Committee and Board are polled for suggestions as to individuals meeting such criteria. Research may also be performed to identify qualified individuals. We have also engaged third parties and search firms to identify or evaluate or assist in identifying potential nominees.

Our Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors. However, a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been given to our Corporate Secretary as described in “Other Information — Stockholder Proposal Information” in this proxy statement. Each notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice, among other things, (i) the name and address, as they appear on SES’s books, of such stockholder and (ii) the class and number of shares of SES that are beneficially owned by such stockholder and that are owned of record by such stockholder.

Code of Ethics.  We have adopted a Code of Business and Ethical Conduct that applies to all of our employees, as well as each member of our Board. The Code of Business and Ethical Conduct is available at the “Corporate Governance” section of our website at www.synthesisenergy.com. We intend to post amendments to or waivers from the Code of Business and Ethical Conduct (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) at this location on our website.

Where to Find Corporate Governance Information

The charters for our Audit Committee, Compensation Committee and Nominating and Governance Committee and our Code of Business and Ethical Conduct are available on our website: http://www.synthesisenergy.com under “Corporate Governance.” Copies of these documents are also available in print form at no charge by sending a request to Suzanne McLeod, Manager of Investor Relations, Synthesis Energy Systems, Inc., 6330 West Loop South, Suite 300, Houston, Texas 77401, telephone (713) 579-0602.

Proposal 2

AMENDMENT TO AMENDED AND RESTATED 2005 INCENTIVE PLAN

General

We currently maintain the Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”). As of September 30, 2007, the 2005 Plan only had approximately 307,500 shares remaining available for future issuance for awards. Effective May 16, 2007, our Board approved and adopted an amendment to the 2005 Plan, subject to stockholder approval, to (i) increase the number of shares available for grant under the 2005 Plan from 6,000,000 to 8,000,000 in order to assure that adequate shares will be available for future grants and (ii) increase the term of stock options to be issued under the 2005 Plan from a maximum of five years to a maximum of ten years, and directed that the amendment to the 2005 Plan be submitted to you, the stockholders, for your approval.

This amendment to the 2005 Plan is intended to (i) further our efforts in attracting, retaining and motivating key employees, consultants and non-employee directors; (ii) continue to closely align the interests of participants in the plan with those of stockholders by encouraging stock ownership and by tying compensation to the long term growth of our business and the performance of our common stock; and (iii) with respect to the increase of the term of stock options to be issued under the 2005 Plan from a maximum of five years to a maximum of ten years, make the terms of the 2005 Plan more similar to incentive plans of other public companies.

A copy of the amendment is attached to this proxy as Annex B. The amendment to the 2005 Plan is being submitted for your approval pursuant to the NASDAQ and SEC rules.

Description of 2005 Plan

The description set forth below summarizes the principal terms and conditions of the 2005 Plan, does not purport to be complete and is qualified in its entirety by reference to the 2005 Plan, which is filed as Exhibit 10.13 to the Amendment No. 3 to SES’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on May 1, 2007.

General.  The primary objectives of the 2005 Plan are to:

•	attract and retain selected key employees, consultants and outside directors;

•	encourage their commitment;

•	motivate superior performance;

•	facilitate attainment of ownership interests in SES;

•	align personal interests with those of our stockholders; and

•	enable them to share in the long-term growth and success of SES.

Shares Subject to 2005 Plan.  The aggregate number of shares of SES common stock that may be issued with respect to incentive awards shall be six (6) million shares. All of the six (6) million authorized shares reserved for issuance under the 2005 Plan (pursuant to the previous sentence) shall be available for incentive stock options. The number of shares that are the subject of incentive awards under the 2005 Plan that are forfeited or terminated, expire unexercised, withheld for tax withholding requirements, are settled in cash in lieu of common stock or in a manner such that all or some of the shares covered by an incentive award are not issued to a grantee or are exchanged for incentive awards that do not involve common stock, shall again immediately become available for incentive awards under the 2005 Plan. The maximum aggregate number of shares of common stock (including stock options, stock appreciation rights, restricted stock, performance units and performance shares paid out in shares, or other stock-based awards paid out in shares) that may be granted or that may vest, as applicable, in any calendar year pursuant to any incentive award held by any individual employee shall be five million (5,000,000). The maximum aggregate cash payout (including stock appreciation rights, performance units and performance shares paid out in cash, or other stock-based awards paid out in cash) with respect to incentive awards granted in any calendar year which may be made to any individual employee shall be $5,000,000. The number of shares available under both the 2005 Plan and outstanding incentive awards are subject to adjustments to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalization or similar transactions, or resulting from a change in applicable laws or other circumstances.

Administration.  The 2005 Plan is administered by a committee, which is appointed by our Board of Directors, and which consists of not less than two directors, each of whom (i) fulfills the “non-employee director” requirements of Rule 16b-3 under the Securities Exchange Act of 1934, (ii) is certified by the Board as an independent director and (iii) fulfills the “outside director” requirements of Section 162(m) of the Code.

The committee is authorized to, among other things, select grantees under the 2005 Plan and determine the size, duration and type, as well as terms and conditions (which need not be identical) of each incentive award. The committee also construes and interprets the 2005 Plan and any related incentive agreements. Subject to any stockholder approval requirements, the committee, in its discretion, may modify outstanding incentive awards. Further, the committee has the authority, in its discretion, to reprice any incentive awards. All determinations and decisions of the committee are final, conclusive and binding on all parties. We have agreed to indemnify members of the committee against any damage, loss, liability, cost or expenses arising in connection with any claim, action, suit or proceeding by reason of any action taken or failure to act under the 2005 Plan (including such indemnification for a person’s own sole concurrent negligence or strict liability), except for any such act or omission constituting willful misconduct or gross negligence.

Eligibility.  Employees, consultants, and outside directors of SES and our subsidiaries are eligible to participate in the 2005 Plan as determined by the committee.

Types of Incentive Awards.  Under the 2005 Plan, the committee may grant incentive awards which may be any of the following:

•	incentive stock options as defined in Section 422 of the Code;

•	“nonqualified” stock options; and

•	shares of restricted stock.

Incentive stock options and nonqualified stock options together are called “options.” The terms of each incentive award will be reflected in an incentive agreement between us and the grantee.

Options.  Generally, options must be exercised within 5 years of the grant date; provided, however, incentive stock options granted to 10% or greater stockholders must be exercised within five years. Incentive stock options may only be granted to employees. The exercise price of each option may not be less than 100% of the fair market value of a share of our common stock on the date of grant, or 110% for an incentive stock option granted to a 10% or greater stockholder. To the extent that the aggregate fair market value of shares of our common stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year exceeds $100,000, such options must be treated as nonqualified stock options.

The exercise price of each option is payable in cash or, in the committee’s discretion, by withholding shares which would otherwise be acquired on the exercise of the option, or by a combination of the foregoing.

An employee will not recognize any income for federal income tax purposes at the time an incentive stock option is granted, or on the qualified exercise of an incentive stock option, but instead will recognize capital gain or loss upon the subsequent sale of shares acquired in a qualified exercise. The exercise of an incentive stock option is qualified if an optionee does not dispose of the shares acquired by such exercise within two years after the incentive stock option grant date and one year after the exercise date. We are not entitled to a tax deduction as a result of the grant or qualified exercise of an incentive stock option.

An optionee will not recognize any income for federal income tax purposes, nor will we be entitled to a deduction, at the time a nonqualified stock option is granted. However, when a nonqualified stock option is exercised, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares received and the exercise price of the nonqualified stock option, and we will generally recognize a tax deduction in the same amount at the same time.

Restricted Stock.  Restricted stock may be subject to substantial risk of forfeiture, a restriction on transferability or rights of repurchase or first refusal in SES, as determined by the committee and specified in the incentive agreement. Unless otherwise specified in the incentive agreement, during the period of restriction a grantee will have all other rights of a stockholder, including the right to vote the shares and receive the dividends paid thereon.

A grantee will not recognize taxable income upon the grant of an award of restricted shares (nor will we be entitled to a deduction) unless the grantee makes an election under Section 83(b) of the Code. If the grantee makes a Section 83(b) election within 30 days of the date the restricted shares are granted, then the grantee will recognize ordinary income, for the year in which the award is granted, in an amount equal to the excess of the fair market value of the shares of common stock at the time the award is granted over the purchase price, if any, paid for the shares of common stock. If such election is made and the grantee subsequently forfeits some or all of the shares, then the grantee generally will not be entitled to any refund of taxes paid as a result of the Section 83(b) election, and may take a loss only with respect to the amount actually paid for the shares. If a Section 83(b) election is not made, then the grantee will recognize ordinary income at the time that the forfeiture provisions or restrictions on transfer lapse in an amount equal to the excess of the fair market value of the shares of common stock at the time of such lapse over the original price paid for the shares of common stock, if any. The grantee will have a tax basis in the shares of common stock acquired equal to the sum of the price paid, if any, and the amount of ordinary income recognized at the time the Section 83(b) election is made or at the time the forfeiture provisions or transfer restriction lapse, as is applicable.

Upon the disposition of shares of common stock acquired pursuant to an award of restricted shares, the grantee will recognize a capital gain or loss in an amount equal to the difference between the sale price of the shares of common stock and the grantee’s tax basis in the shares of common stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period will begin after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) election is not made, or on the date after the award is granted if the Section 83(b) election is made.

We will generally be entitled to a corresponding tax deduction at the time the grantee recognizes ordinary income on the restricted stock, whether by vesting or a Section 83(b) election, in the same amount as the ordinary income recognized by the grantee.

Supplemental Payments for Taxes.  The committee may grant, in connection with an incentive award (except for incentive stock options), a supplemental payment in an amount not to exceed the amount necessary to pay the federal, state and foreign income taxes payable by a grantee with respect to the incentive award and the receipt of such supplemental payment. This payment will also be ordinary income to the grantee.

Other Tax Considerations.  Upon accelerated exercisability of options and accelerated lapsing of restrictions upon restricted stock or other incentive awards in connection with a “change in control,” certain amounts associated with such incentive awards could, depending upon the individual circumstances of the grantee, constitute “excess parachute payments” under the golden parachute provisions of Section 280G of the Code. Such a determination would subject the grantee to a 20% excise tax on those payments and deny SES a corresponding deduction. Whether amounts constitute “excess parachute payments” depends upon, among other things, the value of the accelerated incentive awards and the past compensation of the grantee.

Section 409A of the Code generally provides that any deferred compensation arrangement which does not meet specific requirements regarding (i) timing of payouts, (ii) advance election of deferrals and (iii) restrictions on acceleration of payouts results in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, tax on the amounts included in income is also subject to a 20% excise tax and interest. In general, to avoid a violation of Section 409A of the Code, amounts deferred may only be paid out on separation from service, disability, death, a specified time, a change in control (as defined by the Treasury Department) or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury Department may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax. Section 409A of the Code is broadly applicable to any form of deferred compensation other than tax-qualified retirement plans and bona fide vacation, sick leave, compensatory time, disability pay or death benefits, and may be applicable to certain awards under the 2005 Plan. The Treasury Department has provided interim guidance on transition issues and the meaning of various provisions of new Section 409A of the Code and is expected to provide additional guidance in the form of final regulations. Incentive awards under the 2005 Plan that are subject to Section 409A of the Code are intended to satisfy the requirements of Section 409A of the Code, as specified in an incentive agreement.

Generally, taxable compensation earned by “covered employees” (as defined in Section 162(m) of the Code) for options or other performance-based incentive awards under the 2005 Plan is intended to constitute qualified performance-based compensation. We should, therefore, be entitled to a tax deduction for compensation paid in the same amount as the ordinary income recognized by the covered employees without any reduction under the limitations of Section 162(m) on deductible compensation paid to such employees. However, the committee may determine, within its sole discretion, to grant incentive awards to such covered employees that do not qualify as performance-based compensation. Under Section 162(m), we are denied a deduction for annual compensation paid to such employees in excess of one million dollars ($1,000,000).

THE FOREGOING IS A SUMMARY OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES THAT GENERALLY WILL ARISE UNDER THE CODE WITH RESPECT TO INCENTIVE AWARDS GRANTED UNDER THE 2005 PLAN AND DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF ALL RELEVANT PROVISIONS OF THE CODE. MOREOVER, THIS SUMMARY IS BASED UPON CURRENT FEDERAL INCOME TAX LAWS UNDER THE CODE, WHICH ARE SUBJECT TO CHANGE. THE TREATMENT OF FOREIGN, STATE, LOCAL OR ESTATE TAXES IS NOT ADDRESSED. THE TAX CONSEQUENCES OF THE INCENTIVE AWARDS ARE COMPLEX AND DEPENDENT UPON EACH INDIVIDUAL’S PERSONAL TAX SITUATION. ALL PARTICIPANTS ARE ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR RESPECTING INCENTIVE AWARDS.

Termination of Employment and Change in Control.  The committee shall provide in the grantee’s incentive agreement for exercisability periods and vesting and any other terms in connection with the grantee’s termination of employment, death, disability or retirement. Subject to the conditions and limitations of the 2005 Plan and applicable law, in the event that a grantee ceases to be an employee, outside director or consultant, as applicable, for whatever reason, the committee and grantee may mutually agree with respect to any outstanding option or other incentive award then held by the grantee (i) for an acceleration or other adjustment in any vesting schedule applicable to the incentive award, (ii) for a continuation of the exercise period following termination for a longer period than is otherwise provided under such incentive award, or (iii) to any other change in the terms and conditions of the incentive award. In the event of any such change to an outstanding inventive award, a written amendment to the grantee’s incentive agreement shall be required. If we undergo a “change in control,” all outstanding options become immediately exercisable. These provisions could in some circumstances have the effect of an “anti-takeover” defense because they could make a takeover more expensive.

Incentive Awards Nontransferable.  No incentive award may be assigned, sold or otherwise transferred by a grantee, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, or be subject to any encumbrance, pledge, lien, assignment or charge. An incentive award may be exercised during the grantee’s lifetime only by the grantee or the grantee’s legal guardian. However, in the discretion of the committee, the incentive agreement for a nonqualified stock option may provide that the nonqualified stock option is transferable to immediate family. The 2005 Plan contains provisions permitting such a transfer if approved by the committee and included in the incentive agreement.

Amendment and Termination.  Our Board of Directors may amend or terminate the 2005 Plan at any time, subject to all necessary regulatory and stockholder approvals. No termination or amendment of the 2005 Plan will adversely affect in any material way any outstanding incentive award previously granted to a grantee without his consent.

Plan Benefits

The grant of incentive awards under the 2005 Plan to employees, consultants and outside directors, including the executive officers named in the Summary Compensation Table below, is subject to the discretion of the committee. The following table sets forth information with respect to grants of options to the executive officers named in the Summary Compensation Table and the other individuals and groups during the fiscal year ended June 30, 2007.

GRANTS UNDER THE
AMENDED AND RESTATED 2005 INCENTIVE PLAN
DURING THE FISCAL YEAR ENDED JUNE 30, 2007

	Dollar	Number of
Name and Position	Value ($)	Options

Rick DeKreek — Network Support Engineer	48,816	10,000
Terry Dorsey — Director of Corporate Finance and Strategic Planning	436,020	65,000
Suzanne McLeod — Manager of Investor Relations	422,638	70,000
David Nicoll — Senior Vice President of Engineering	943,472	100,000
Carol Pearson — Corporate Secretary, Corporate Controller and Compliance Officer	1,248,832	230,000
Harry Rubin — Director	1,660,322	200,000
Gary Yang — Asia/Pacific Procurement Manager	87,616	15,000
Lee Khee Yoong — Asia/Pacific Director of Finance	927,166	150,000
Edward Zhuang — Asia/Pacific Controller	175,342	20,000
Current directors who are not executive officers (1 person)	1,660,322	200,000
Employees, including all current officers who are not executive officers (9 persons)	4,289,902	660,000

Vote Required

The approval of the amendment to the 2005 Plan requires the affirmative vote of the holders of a majority of the shares represented at the Annual Meeting, in person or by proxy, and entitled to vote. For the approval of the amendment to the 2005 Plan, you may vote “FOR” or “AGAINST” or abstain from voting. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a negative vote. If you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them on how to vote on this proposal, your broker or other nominee will not have authority to vote your shares. Broker non-votes will have no effect on the approval of this proposal.

Board Recommendation

The Board recommends a vote “FOR” the amendment to the 2005 Plan.

Proposal 3

RATIFICATION OF INDEPENDENT AUDITORS FOR YEAR ENDED JUNE 30, 2008

In November 2006, KPMG LLP, a U.S. based accounting firm, became our independent auditor. The Audit Committee, in its capacity as a committee of the Board, has appointed KPMG LLP to audit our financial statements for the fiscal year ending June 30, 2008. Representatives of KPMG plan to attend the Annual Meeting and will be available to answer appropriate questions from stockholders. These representatives will be able to make a statement at the meeting if they wish, although we do not expect them to do so.

Stockholder ratification of the appointment of KPMG LLP is not required by the rules of Nasdaq or the SEC or by our Bylaws. However, our Board is submitting the appointment of KPMG LLP to you for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, our Audit Committee will review its future selection of our independent auditors. Even if the appointment of KPMG is ratified, the Audit Committee may change to a different independent registered public accounting firm if it determines a change may be in the best interest of us and our stockholders.

Independent Public Accountant Fees

In the years ended June 30, 2007 and 2006, KPMG LLP provided services in the following categories and amounts:

	June 30, 2007	June 30, 2006

Audit Fees	$226,000	$186,000
Other	$200,700	$—

Total	$426,700	$186,000

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor.

The Audit Committee’s policy is to pre-approve all auditing services and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. Alternatively, the engagement of the independent auditor may be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

Vote Required

The ratification of KPMG LLP as our independent auditors for the year ended June 30, 2008 requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. For the ratification of our independent auditors, you may vote “FOR” or “AGAINST” or abstain from voting. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a negative vote. If you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them how to vote on this proposal, your broker may have authority to vote your shares. Broker non-votes will have no effect on the approval of this proposal.

Board Recommendation

The Board recommends a vote “FOR” the ratification of KPMG LLP as our independent auditors for the fiscal year ended June 30, 2008.

OTHER INFORMATION

Principal Stockholders

The following table sets forth information with respect to the beneficial ownership of our common stock as of November 9, 2007, by:

•	each person who is known by us to beneficially own 5% or more of the outstanding class of our capital stock;

•	each member of the Board;

•	each of our executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. To our knowledge, each of the holders of capital stock listed below has sole voting and investment power as to the capital stock owned unless otherwise noted.

	Numbers of Shares of
	Common Stock	% of Common Stock
Name and Address of Beneficial Owner	Beneficially Owned	Outstanding(1)

Donald Bunnell	6,102,500	16.8%
David A. Schwedel(2)	4,230,494	11.6%
8520 Schoolhouse Road Miami, FL 33143
Lorenzo Lamadrid(3)	3,207,500	8.8%
Gregory “Bruce” Golden	3,030,100	8.3%
3101 Hickory Road Temple, Texas 76502
Collison Limited(4)	1,904,762	5.2%
Fourth Floor, One Capital Place P.O. Box 847GT Grand Cayman Cayman Islands
Azure International(5)	1,680,000	4.6%
Portcullis Trustnet Chambers, P.O. 3444 Road Town, Turtula, British Virgin Islands
Michael Storey(6)	1,517,500	4.2%
Timothy Vail(7)	1,197,500	3.3%
David Eichinger(8)	700,100	1.9%
Harry Rubin(9)	142,000	*
Denis Slavich(10)	127,500	*

Executive Officers and Directors as a group (7 persons)	12,944,600	35.7%

*	Less than 1%

(1)	Based on 36,418,921 shares outstanding as of November 9, 2007.

(2)	Includes 3,088,334 shares of common stock held by Union Charter Capital VII, Inc., for which Mr. Schwedel exercises voting and investment authority.

(3)	Includes 37,500 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days hereof.

(4)	Samer Mouasher is the principal of, and exercises voting and investment authority over the shares held by, this stockholder.

(5)	Christopher J. Raczkowski, Stephen M. Terry and Juanli Han are the principals of, and exercise voting and investment authority over the shares held by, this stockholder.

(6)	Includes 117,500 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days hereof.

(7)	Includes 977,500 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days hereof.

(8)	Includes 700,000 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days hereof.

(9)	Includes 72,000 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days hereof.

(10)	Includes 117,500 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days hereof.

Executive Officers

Our executive officers serve at the pleasure of the Board and are subject to annual appointment by the Board. All of our executive officers are listed in the following table, and certain information concerning these officers, except for Messrs. Vail and Bunnell, who are also members of the Board, follows the table:

Name	Age	Position

Timothy Vail	45	President, Chief Executive Officer and Director
David Eichinger	42	Chief Financial Officer and Senior Vice President of Corporate Development
Donald Bunnell	41	President, Chief Executive Officer — Asia Pacific and Director

David Eichinger.  Mr. Eichinger has served as our Chief Financial Officer and Senior Vice President of Corporate Development, since May 30, 2006. Prior to joining us as an executive officer, Mr. Eichinger was a consultant to us since October 19, 2005, in which capacity he advised us on technology license negotiations and global expansion beyond the Chinese market. From 1991 to 1996, Mr. Eichinger spent five years in the Corporate Treasury function as an analyst in Corporate Finance and Tax at Exxon Corporation and Exxon Chemicals. From 1996 to 2000, Mr. Eichinger led merger and acquisition teams for Enron Corporation in the deregulating wholesale and retail markets in North and South America. In addition, Mr. Eichinger led the spin off of The New Power Company and served as an executive officer in charge of corporate development. Mr. Eichinger has also advised a number of energy related firms including CAM Energy (a New York based hedge fund) and General Hydrogen. Mr. Eichinger holds both a B.S. and M.S. in Chemistry from The College of William and Mary, and an M.B.A. from Carnegie Mellon.

Executive and Director Compensation

Executive Compensation Processes and Procedures

The Compensation Committee is comprised of three non-employee directors whose primary duties and functions are to provide oversight on the broad range of matters surrounding the compensation of management, including recommending to the Board the compensation for the Company’s chief executive officer and approving the compensation and employee benefits for the Company’s other executive officers and employees. The Compensation Committee reviews and recommends corporate goals and objectives relevant to the Company’s executive officers’ compensation (annual salary and bonus) and annually evaluates each executive officers’ performance in light of those goals and objectives. It is the responsibility of the Compensation Committee to approve all compensation and benefits for executive officers, other than the chief executive officer, whose compensation and benefits are determined by an executive session of the Board. The Compensation Committee also determines the annual compensation pool, which includes a budget for annual salary increases and bonuses, for employees of the Company other than executive officers. Once the annual compensation pool is approved, the Compensation Committee directs the chief executive officer, with the assistance of the other executive officers, to determine the annual compensation and bonus increases for each other employee of the Company. The Compensation Committee has not used compensation consultants in the past in making its determinations.

Summary Compensation for Year Ended June 30, 2007

The following table provides information concerning compensation paid or accrued during the fiscal years ended June 30, 2007 and 2006 to our principal executive officer and each of our other two most highly paid executive officers whose salary and bonus exceeded $100,000, collectively referred to as the Named Executive Officers, determined at the end of the last fiscal year:

								Nonqualified
								Deferred
	Fiscal				Stock			Compensation	All Other
Name and Principal Position	Year	Salary		Bonus	Awards	Option Awards		Earnings	Compensation		Total

Timothy Vail,	2007	$158,750		$126,000	$—	$—		—	$—		$284,750
President and CEO	2006	$12,500	(1)	$—	$—	$6,770,230	(2)	—	$—		$6,782,730
David Eichinger,	2007	$155,000		$156,000	$—	$—		—	$100,300	(3)	$411,300
CFO	2006	$10,000	(4)	$—	$—	$4,883,554	(2)	—	$46,573	(5)	$4,940,127
Donald Bunnell,	2007	$120,000		$320,000	$—	$—		—	$—		$440,000
President and CEO Asia	2006	$120,000		$—	$—	$—		—	$—		$120,000
Pacific

(1)	Prior to May 30, 2006, Mr. Vail served only as a director, for which he did not receive any cash compensation.

(2)	Amounts represent the total fair market value of time vested options granted during the fiscal year. Value determined using a Black-Scholes model as required under FAS 123(R).

(3)	Mr. Eichinger received $100,000 as reimbursement for relocation expenses and $300 as reimbursement for taxes on his shares of common stock.

(4)	Prior to May 30, 2006, Mr. Eichinger served as one of our consultants. His compensation for these services is listed under “All Other Compensation.”

(5)	Represents amounts paid under a consulting agreement between us and Mr. Eichinger which was effective from October 19, 2005 through May 1, 2006. Mr. Eichinger was hired by us as an employee on a permanent basis effective May 30, 2006.

Employment Agreements

We have entered into employment agreements with Timothy Vail, as our President and Chief Executive Officer, David Eichinger, as our Chief Financial Officer and Senior Vice President of Corporate Development and Donald Bunnell, as our President and Chief Executive Officer — Asia Pacific.

Our agreement with Mr. Vail became effective May 30, 2006 and is for a four-year term. He receives an annual base salary of up to $180,000, bonuses as may be awarded from time to time by the Board or any compensation committee thereof, including a performance bonus, and reimbursement of no more than $1,500 per month for all reasonable and customary medical and health insurance premiums incurred by Mr. Vail if he is not covered by insurance. Mr. Vail’s salary as of June 30, 2006 was $10,000 per month and was subject to increase upon the achievement of certain performance milestones. Mr. Vail met two of these milestones, one in August of 2006 and his salary was increased to $12,500 per month, and the second in March of 2007 and his salary was increased to $15,000 per month. The compensation committee of the Board also evaluates Mr. Vail’s salary on an annual basis and determine if any additional increases are warranted. Pursuant to the terms of the employment agreement, we have also granted Mr. Vail options to purchase 2,350,000 shares of common stock. The options have an exercise price of $3.00 and vest in five equal annual installments, with the first installment vesting on the effective date of the employment agreement. The options are subject to the terms and conditions outlined in our 2005 Plan.

The employment agreement prohibits Mr. Vail from competing with us during his employment and for a period of 18 months after termination of his employment. Mr. Vail’s employment agreement also requires us to reimburse

Mr. Vail if he uses his personal aircraft for our business. He is entitled to receive the lesser of (i) the costs of a comparable commercial airline fare or (ii) the actual operating costs of the flight on his aircraft, including fuel costs, pilot expenses and engine reserves.

Mr. Vail was also granted an option to purchase 50,000 shares of common stock pursuant to the terms of a nonstatutory stock option agreement dated effective November 7, 2005. The option has an exercise price of $2.50 and vest in four equal annual installments, with the first installment vesting on the effective date of the grant. The option expires on November 7, 2010. The option is subject to the terms and conditions outlined in the 2005 Plan.

Our agreement with Mr. Eichinger became effective May 30, 2006 and is for a four-year term. He receives an annual base salary of up to $180,000, bonuses as may be awarded from time to time by the Board or any compensation committee thereof, including a performance bonus, and reimbursement of no more than $1,500 per month for all reasonable and customary medical and health insurance premiums incurred by Mr. Eichinger if he is not covered by insurance. Mr. Eichinger’s current salary is $15,000 per month and is subject to increase upon the achievement of certain performance milestones. The compensation committee of the Board shall also evaluate Mr. Eichinger’s salary on an annual basis and determine if any additional increases are warranted. We have also granted Mr. Eichinger options to purchase 1,750,000 shares of common stock. The options have an exercise price of $3.00 and vest in five equal annual installments, with the first installment vesting on the date of the option grant. The options are subject to the terms and conditions outlined in the 2005 Plan. The employment agreement prohibits Mr. Eichinger from competing with us during his employment and for a period of 18 months after termination of his employment.

Our agreement with Mr. Bunnell was amended and restated effective July 14, 2006 and is for a term ending on April 18, 2009. Mr. Bunnell receives an annual base salary of $120,000, bonuses as may be awarded from time to time by the Board or any compensation committee thereof, including a performance bonus, and reimbursement of no more than $1,500 per month for all reasonable and customary medical and health insurance premiums incurred by Mr. Bunnell if he is not covered by insurance. Mr. Bunnell’s salary is subject to increase upon the achievement of certain performance milestones. The compensation committee of the Board also evaluates Mr. Bunnell’s salary on an annual basis and determines if any additional increases are warranted. The employment agreement prohibits Mr. Bunnell from competing with us during his employment and for a period of 18 months after termination of his employment.

Potential Payments Upon Termination or Change of Control

Pursuant to the terms of their employment agreements, upon a termination without cause or a voluntary termination for good reason, Messrs. Vail and Eichinger are entitled to receive (i) all payments of their base salary (as of the date of termination) for the remainder of the term of their agreements and in accordance with the terms thereof, (ii) payment of any bonus that they would have been otherwise entitled to received under their agreement as of the date of their termination, and (iii) all unvested options shall automatically vest as of the termination date. In addition, pursuant to the terms of his employment agreement, upon a termination without cause or a voluntary termination for good reason, Mr. Bunnell is entitled to receive all payments of his base salary (as of the date of termination) for the remainder of the term of his agreement and in accordance with the terms thereof. Upon a voluntary termination, termination for cause, death or disability, Messrs. Vail, Eichinger and Bunnell would not be entitled to receive benefits from the Company. Assuming that the effective date of termination is June 30, 2007, the total of such benefits would be as follows: (i) $3,100,361 for Mr. Vail (including $525,000 in base salary, $262,500 in bonus and $2,312,861 as the value of accelerated options), (ii) $2,487,040 for Mr. Eichinger (including $525,000 in base salary, $262,500 in bonus and $1,699,540 as the value of accelerated options) and (iii) $220,000 in base salary for Mr. Bunnell. All vested options must be exercised within six months of the termination date, regardless of the reason for termination.

Upon a change of control (as defined in their employment agreements), all unvested options of Messrs. Vail and Eichinger would automatically vest on the effective date of the change of control, even if their employment is not terminated. In addition, the employment agreements of Messrs. Vail and Eichinger also contain tax gross-up provisions which are applicable in the event that they received payments or benefits under their employment agreement in connection with a change of control. If the officer incurs any excise tax by reason of his or her receipt of such payments, they will receive a gross-up payment in an amount that would place them in the same after-tax position that he or she would have been in if no excise tax had applied.

Outstanding Equity Awards for Year Ended June 30, 2007

Stock Awards
Equity
Incentive
Plan Awards
	Option Awards								Market or
			Equity					Equity	Payout
			Incentive					Incentive	Value
			Plan					Plan Awards:	of
			Awards				Market	Number	Unearned
	Number	Number	Number			Number	Value of	of	Shares,
	of	of	of			of Shares	Shares or	Unearned	Units or
	Securities	Securities	Securities			or Units	Units of	Shares,	Other
	Underlying	Underlying	Underlying			of Stock	Stock	Units or	Rights
	Unexercised	Unexercised	Unexercised	Option		That Have	That Have	Other Rights	That Have
	Options	Options	Unearned	Exercise	Option	Not	Not	That Have	Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Timothy Vail	965,000	1,435,000(1)	—	(1)	(1)	—	—	—	—
David Eichinger	700,000	1,050,000(2)	—	$3.00	(2)	—	—	—	—
Donald Bunnell	—	—	—	—	—	—	—	—	—

(1)	Mr. Vail has received two option grants: (a) an option to purchase 50,000 shares at an exercise price of $2.50 on November 7, 2005, and (b) an option to purchase 2,350,000 shares at an exercise price of $3.00 on May 30, 2006. The options expire on November 7, 2010 and May 30, 2011, respectively. The November 7, 2005 option vests in four equal annual installments, with the first installment vesting on the date of grant. The May 30, 2006 option vests in five equal annual installments, with the first installment vesting on the date of grant.

(2)	Mr. Eichinger received an option to purchase 1,750,000 shares on May 30, 2006 which vests in five equal annual installments, with the first installment vesting on the date of grant. The option expires on May 30, 2011.

The description of the terms of the employment agreements of Messrs. Vail and Eichinger also includes a summary description of the terms of their May 30, 2006 option grants.

Director Compensation

Nonqualified
	Fees Earned				Non-Equity	Deferred
	or Paid in	Stock	Option		Incentive	Compensation	All Other
Name	Cash	Awards	Awards		Compensation	Earnings	Compensation	Total
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)

Lorenzo Lamadrid	$60,000	—	$—		—	—	—		$60,000
Michael Storey	$—	—	$—		—	—	—	$
Denis Slavich	$—	—	$—		—	—	—	$
Harry Rubin	$—	—	$106,863	(1)	—	—	—		$106,863

(1)	On March 26, 2007, Mr. Rubin was granted an option to purchase an additional 40,000 shares of common stock at an exercise price of $6.00 per share. The option vests in five equal annual installments, with the first installment vesting on the date of the grant. The option expires on March 26, 2012. Amount represents the total fair market value of time vested options granted during the fiscal year. The fair market value was determined using a Black-Scholes model as required under FAS 123(R).

Directors do not receive any cash compensation for their service on the Board. Upon appointment to the Board, directors receive a one-time option to acquire 160,000 shares of common stock. They also receive a one-time option to acquire 40,000 shares of common stock if the serve as the chairperson of a committee of the Board. Additional options grants to directors are determined on an annual basis. In addition, Mr. Lamadrid has a consulting agreement with us for his service as Chairman of our Board. The agreement is for a four-year term effective August 1, 2006. Mr. Lamadrid receives an annual consulting fee of $60,000 and reimbursement for reasonable expenses incurred in the performance of his services. The compensation committee of the Board also evaluates Mr. Lamadrid’s consulting fee on an annual basis and determines if any additional increases are warranted.

Securities Authorized For Issuance Under Equity Compensation Plans.  The following table sets forth information regarding our existing equity compensation plans as of June 30, 2007.

Equity Compensation Plan Information
Number of Securities
			Weighted Average	Remaining
	Number of Securities to		Exercise	Available for Future Issuance
	be Issued Upon Exercise		Price of Outstanding	Under Equity Compensation
	of Outstanding Options,		Options, Warrants and	Plans (Excluding Securities
	Warrants and Rights		Rights	Reflected in Column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders(1)(3)	5,662,500	(2)	3.50	333,600	(2)
Equity compensation plans not approved by security holders	—		—	—

Total as of June 30, 2007	5,662,500		3.50	333,600

(1)	Consists of the 2005 Plan.

(2)	Of the total 6,000,000 shares under the 2005 Plan, 5,662,500 options were outstanding at June 30, 2007 and 3,900 restricted stock grants had been issued under the 2005 Plan. These shares immediately vested upon grant.

(3)	In May of 2007, the Board approved an increase in the number of shares reserved under the 2005 Plan. This amendment to the Plan has submitted to our stockholders in this proxy statement.

Compensation Committee Interlocks and Insider Participation.  The members of our Compensation Committee are Michael Storey, Denis Slavich and Harry Rubin. No current member of the Compensation Committee is or formerly was an officer or employee of SES. Lorenzo Lamadrid, a former employee of the Company, served as a member of the Compensation Committee until May 16, 2007. During the year ended June 30, 2007, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer or officers served on our Compensation Committee.

Report of the Audit Committee

The Audit Committee assists the Board in overseeing (i) the integrity of SES’s financial statements, (ii) SES’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of SES’s internal auditors (or other personnel responsible for the internal audit function) and independent auditor. In so doing, it is the responsibility of the committee to maintain free and open communication between the directors, the independent auditor and the financial management of SES. The committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for SES. The independent auditor reports directly to the committee.

Management is responsible for the preparation, presentation, and integrity of SES’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of SES’s system of internal control over financial reporting. SES’s independent auditor, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The committee’s responsibility is to monitor and oversee these processes and the engagement, independence and performance of SES’s independent auditor. The committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditor.

The committee has met with our independent auditor and discussed the overall scope and plans for their audit. The committee also discussed with the independent auditor matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of SES’s consolidated financial statements and the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Our independent auditor also provided to the committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and the committee discussed with the independent auditor its independence. When considering KPMG’s independence, the committee considered the non-audit services provided to SES by the independent auditor and concluded that such services are compatible with maintaining the auditor’s independence.

The committee has reviewed and discussed SES’s audited consolidated financial statements for the fiscal year ended December 31, 2006 with management and KPMG. Based on the committee’s review of the audited consolidated financial statements and the meetings and discussions with management and the independent auditors, and subject to the limitations on the committee’s role and responsibilities referred to above and in the Audit Committee Charter, the committee recommended to our Board of Directors that SES’s audited consolidated financial statements be included in it’s Annual Report on Form 10-KSB to be filed with the Securities and Exchange Commission.

Michael Storey
Denis Slavich
Harry Rubin

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our equity securities, to file initial reports of ownership and reports of changes in ownership of our common stock with the Securities and Exchange Commission and to furnish us a copy of each filed report.

Each of our officers, directors and greater than 10% beneficial failed to timely file their Form 3 which was due upon the effectiveness of our registration statement on Form SB-2, File No. 333-140367.

Stockholder Proposal Information

If you want to present a proposal from the floor at the 2008 Annual Meeting of Stockholders or nominate a person for election to the Board at such meeting, you must give us written notice no later than September 21, 2008 and no earlier than August 22, 2008, and follow the procedures outlined in our Bylaws. If the date of the 2008 Annual Meeting of Stockholders is more or less than 45 days from the 2007 Annual Meeting of Stockholders, your notice of a proposal will be timely if we receive it by the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of such meeting was mailed to the stockholders or the date on which it is first disclosed to the public. If we do not receive notice of your proposal within this time frame, our management will use its discretionary authority to vote the shares it represents as the Board may recommend. Your notice should be sent to our Corporate Secretary, Carol Pearson, at 6330 West Loop South, Suite 300, Houston, Texas 77401. You may request a copy of the provisions of the Bylaws governing the requirements for notice from our Secretary at the above address.

Other Matters

We have included a copy of our Annual Report to Stockholders and our Form 10-KSB covering the fiscal year ended June 30, 2007 with this proxy statement. We will bear the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, our officers, directors and regular employees may solicit your proxy by telephone, by facsimile transmission or in person, for which they will not be compensated.

We file annual, quarterly and special reports proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the internet at the Securities and Exchange Commission’s website at www.sec.gov and on our website at www.synthesisenergy.com. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549.

You may also request copies of any of our filings by writing or telephoning us at our principal executive office: Suzanne McLeod, Manager, Investor Relations, Synthesis Energy Systems, Inc., 6330 West Loop South, Suite 300, Houston, Texas 77401, telephone (713) 579-0602.

By Order of the Board of Directors,

-s- TIMOTHY E. VAIL

Timothy E. Vail
President and Chief Executive Officer

Annex A

SYNTHESIS ENERGY SYSTEMS, INC.

AUDIT COMMITTEE CHARTER

Adopted as of November 16, 2006
(Amended March 9, 2007)

1.	Purpose

The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors in overseeing (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of the Company’s internal auditors (or other personnel responsible for the internal audit function) and independent auditor. In so doing, it is the responsibility of the Committee to maintain free and open communication between the directors, the independent auditors and the financial management of the Company.

2.	Composition

The Committee will consist of three or more directors as selected by the Board, each of whom will meet the independence requirements of The NASDAQ Stock Market, Inc., Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the independence requirements established by the Board. All members of the Committee will be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Committee must be “financially sophisticated,” in that such member shall have accounting or related financial management expertise, as such qualification is interpreted by the Board in its business judgment. At least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC. Members of the Committee will not simultaneously serve on the audit committees of more than two other public companies.

The Committee will have the authority to retain independent legal, accounting or other advisors, as it deems necessary. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to such advisors and to the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The members of the Committee will be appointed by the Board. Committee members may be removed and/or replaced by the Board.

3.	Meetings

The Committee will meet as frequently as circumstances dictate, but not less frequently than quarterly. The Committee should meet at least annually with management, internal auditors (or other personnel responsible for the internal audit function) and the independent accountants in separate executive session to discuss any matters that the Committee or one of these groups believes should be discussed privately.

4.	Outside Auditors

The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee.

In order to ensure that the independent auditor is independent, at least annually the independent auditor will submit to the Committee a formal written statement delineating all relationships between the auditor, the Company and the management of the Company, consistent with Independence Standards Board Standard 1. The Committee will review and discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and, if necessary, make recommendations to the Board regarding any actions to be taken to ensure the independence of the Company’s independent auditor. The Committee will review and evaluate the lead partner of the independent auditor team, will ensure the rotation of the independent audit team as required by law and periodically consider whether a policy regarding the periodic rotation of independent audit firms is necessary. The Committee will set hiring policies for employees or former employees of the independent auditor.

The Committee will pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. Alternatively, the engagement of the independent auditor may be entered into pursuant to pre-approval policies and procedures established by the Committee, provided that the policies and procedures are detailed as to the particular services and the Committee is informed of each service. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

5.	Responsibilities

The Committee believes its policies and procedures should remain flexible in order to react more effectively to changing conditions and to ensure that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. In carrying out these responsibilities, the Committee will:

•	Meet with the independent auditors and financial management of the Company to review the scope, planning and staffing of the audit for the current year and review the audit procedures to be utilized.

•	At the conclusion of each audit: (a) review the audit with the independent auditors, including any comments or recommendations of the independent auditors; (b) consider discussing with the national office of the independent auditors material issues on which the national office was consulted by the Company’s independent auditors; (c) review any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise); and (d) review any management or internal control letter issued, or proposed to be issued, by the independent auditors to the Company.

•	Review with the independent auditors, the Company’s financial personnel and the Company’s accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular functions where new or more detailed controls or procedures are desirable.

•	Review and discuss with management and the independent auditors the annual audited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•	Review and discuss with management and the independent auditors the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.

•	Review an analysis prepared by management and the independent auditors of significant reporting issues and judgments made in connection with the preparation of the Company’s financial statements. Among the items to be addressed are significant changes in the Company’s selection or application of accounting principles, major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, the effects of alternative GAAP methods on the Company’s financial statements, any transactions as to which management obtained Statement on Auditing Standards No. 50 letters, and the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

•	Obtain, review and discuss reports from the independent auditor, prior to the filing of financial statements with the SEC, regarding (a) all critical accounting policies and practices to be used, (b) all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Discuss with management the Company’s earnings press releases, including the use of pro forma information or non-GAAP financial measures, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

•	Provide sufficient opportunity for the independent auditors to meet with the members of the Committee without members of management present. Among the items to be discussed is the independent auditor’s evaluation of the Company’s financial and accounting personnel, together with the cooperation that the independent auditor received during the course of the audit. If determined by the Committee to be appropriate under the circumstances then existing, the Committee or the Committee’s designated representative may meet or talk with the Company’s investment bankers and financial analysts who follow the Company.

•	Review and discuss with management and the independent auditor the Company’s quarterly financial statements and a draft of its Form 10-Q, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of the Form 10-Q, including the results of the independent auditor’s reviews of the quarterly financial statements.

•	Discuss with management (a) the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures and (b) the guidelines and policies to govern the process by which risk assessment and risk management is undertaken.

•	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•	Obtain and review a report from the independent auditor at least annually regarding: (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality control review or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and (c) any steps taken to deal with any such issues.

•	Report regularly to the Board. Submit the minutes of all Committee meetings to, or review the matters discussed at each Committee meeting with, the Board.

•	As determined by the Committee, investigate material matters brought to the Committee’s attention within the scope of its duties. The Committee will have the power to retain outside counsel for this purpose if, in its judgment, that is appropriate. Review with management and the independent auditor any published reports, correspondence with regulators or governmental agencies, or any employee complaints which raise material issues regarding the Company’s financial statements or SEC reporting.

•	Periodically assess any matter related to the financial matters of the Company and make policy recommendations to the Board which include actions and related disclosures of insider and affiliated party transactions, the scope of non-audit work to be allowed to be performed by the Company’s independent auditor, together with hiring policies of the Company related to senior management of the Company’s independent auditor, and qualification of the independent auditor.

•	Obtain reports from management, internal auditing personnel, the Company’s general counsel and the independent auditor regarding compliance with applicable laws and regulations and with the Company’s

Code of Business Conduct and Ethics. Discuss with the Company’s general counsel and outside legal counsel as needed any legal, compliance or regulatory issues that could have a material effect on the Company’s financial statements or compliance policies.

•	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act, which requires the independent auditor, if it detects or becomes aware of any illegal act, to assure that the Committee is adequately informed and to provide a report if the independent auditor has reached specified conclusions with respect to such illegal acts, has not been implicated.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Review the significant reports to management prepared by the internal auditing personnel and related management responses. The Committee will provide primary oversight of the internal audit function and will periodically review with management and the independent auditors the responsibilities, budget, staffing and scope of the internal audit function.

•	Review disclosures made to the Committee by the CEO and CFO during their certification process for the Form 10-K and Form 10-Q regarding any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

•	Review and approve all insider and affiliated party transactions.

•	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

•	Evaluate the performance and effectiveness of the Committee annually and report the results of such evaluation to the Board.

•	At least annually the Committee will review, assess and update this charter.

ANNEX B

FIRST AMENDMENT TO THE
SYNTHESIS ENERGY SYSTEMS, INC. 2005 INCENTIVE PLAN,
AS AMENDED AND RESTATED EFFECTIVE AUGUST 6, 2006

WHEREAS, Synthesis Energy Systems, Inc. (the “Company”) adopted the Synthesis Energy Systems, Inc. 2005 Incentive Plan, as amended and restated, effective August 6, 2006 (the “Plan”) and the Plan was approved by the Company’s stockholders on May 13, 2003; and

WHEREAS, the Board of Directors of the Company (the “Board”) has authorized an amendment of the Plan to (i) increase the number of shares authorized for Incentive Awards thereunder to the greater of fifteen percent (15%) of shares of the Company’s common stock that are outstanding on the last day of each calendar quarter preceding a grant or eight (8) million shares and (ii) increase the term of stock options to be issued under the Plan from a maximum of five years to a maximum of ten years.

NOW, THEREFORE, effective as of May 16, 2007, subject to approval by the Company’s stockholders within twelve (12) months of the effective date of this Amendment, (i) Section 1.4 of the Plan is amended to replace the number Six Million (6,000,000) with the number Eight Million (8,000,000) and (ii) Section 2.2(d) of the Plan is amended to replace all references to “five (5) years” with “ten (10) years.”

IN WITNESS WHEREOF, the Company has caused this Amendment to the Plan to be duly executed in its name and on its behalf by its duly authorized officer.

SYNTHESIS ENERGY SYSTEMS, INC.

By:	/s/ Timothy E. Vail
Name:     Timothy E. Vail

Title:	President and Chief Executive Officer

B-1

☐          ■

SYNTHESIS ENERGY SYSTEMS, INC.

6330 West Loop South, Suite 300
Houston, Texas 77401

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Timothy Vail, David Eichinger and Carol Pearson as the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Synthesis Energy Systems, Inc. held of record by the undersigned on November 9, 2007 at the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 6330 West Loop South, Suite 300, Houston, Texas 77401, on December 20, 2007, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF

SYNTHESIS ENERGY SYSTEMS, INC.

December 20, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

■ 20630033000000000000 7	122007

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 THROUGH 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

		FOR	AGAINST	ABSTAIN

1. Election of Directors: To elect six directors.
2. To consider and act on a proposal to amend the Amended and Restated 2005 Incentive Plan ( the “Plan”) to increase the number of shares available under the Plan from 6,000,000 to 8,000,000 shares and to increase the term of stock options to be issued under the Plan to a maximum of ten years.
3. To ratify the selection of KPMG LLP to serve as our independent auditors for the year ended June 30, 2008.
4. To consider and act on such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
		☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Lorenzo Lamadrid O Timothy Vail O Donald Bunnell O Michael Storey O Denis Slavich O Harry Rubin

INSTRUCTION:To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box
at right and indicate your new address in the address space          ☐
 above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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